     As filed with the Securities and Exchange Commission on April 26, 2002

                                            Registration Statement No. 333-83604
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4

                                      Under
                           The Securities Act of 1933

                                 ---------------

                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                         6712                 41-0449260
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                              420 Montgomery Street
                         San Francisco, California 94163
                                  415-477-1000
               (Address, including zip code, and telephone number,
        including area code. of registrant's principal executive offices)

                                Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                  415-396-6019
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Robert J. Kaukol
                              Wells Fargo & Company
                                  MAC C7300-126
                                  1740 Broadway
                             Denver, Colorado 80274
                                  303-863-2731

                         ------------------------------

                Tejas Bancshares, Inc. 1998 Incentive Stock Plan
                            (Full title of the plan)

                         ------------------------------

     Wells Fargo & Company ("Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-83604), declared effective on March 12, 2002, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 75,000 shares of its common stock, $1-2/3 par value, and associated preferred stock purchase rights (together with such purchase rights, the "Plan Shares"), that Registrant may issue under the plan identified above. Pursuant to the Registration Statement, Registrant registered 2,400,000 shares of its common stock, including the Plan Shares, for issuance under the terms of the Agreement and Plan of Reorganization, dated as of December 13, 2001, between Registrant and Tejas Bancshares, Inc. Registrant paid the registration fee for the Plan Shares at the time of filing of the Registration Statement. This Post-Effective Amendment No. 1 on Form S-8 relates only to the Plan Shares.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 001-02979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         o Annual Report on Form 10-K for the year ended December 31, 2001, including information specifically incorporated by reference into the Form 10-K from Registrant's 2001 Annual Report to Stockholders and Registrant's definitive Notice and Proxy Statement for Registrant's 2002 Annual Meeting of Stockholders;

         o        Current Report on Form 8-K filed April 16, 2002;

         o The description of Registrant's common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description;

         o The description of Registrant's preferred stock purchase rights contained in the Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description; and

         All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 26, 2002.

                              WELLS FARGO & COMPANY

                              By: /s/ Richard M. Kovacevich
                                 -----------------------------------------------
                                 Richard M. Kovacevich
                                 Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed on April 26, 2002 by the following persons in the capacities indicated:

  /s/ Richard M. Kovacevich               Chairman, President and Chief
-------------------------------------     Executive Officer
     Richard M. Kovacevich                (Principal Executive Officer)

  /s/ Howard I. Atkins                    Executive Vice President
-------------------------------------     and Chief Financial Officer
       Howard I. Atkins                   (Principal Financial Officer)

  /s/ Les L. Quock                        Senior Vice President and Controller
-------------------------------------     (Principal Accounting Officer)
     Les L. Quock

LES BILLER                RICHARD M. KOVACEVICH
J.A. BLANCHARD III        CYNTHIA H. MILLIGAN
MICHAEL R. BOWLIN         BENJAMIN F. MONTOYA
DAVID A. CHRISTENSEN      PHILIP J. QUIGLEY                  A majority of the
SPENCER F. ECCLES         DONALD B. RICE                     Board of Directors*
SUSAN E. ENGEL            JUDITH M. RUNSTAD
ROBERT L. JOSS            SUSAN G. SWENSON
REATHA CLARK KING         MICHAEL W. WRIGHT
-----------
*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                    /s/ Richard M. Kovacevich
                                   ---------------------------------------------
                                     Richard M. Kovacevich
                                     Attorney-in-Fact

                                INDEX TO EXHIBITS

      Exhibit
      Number                           Description
      ------                           -----------

        2.1 Agreement and Plan of Reorganization, dated as of December 13, 2001, by and between Tejas Bancshares, Inc. and Wells Fargo & Company, and form of the related agreement and plan of merger to be entered into between Tejas Bancshares, Inc. and a wholly owned subsidiary of Wells Fargo & Company, included as Appendix A in the proxy statement-prospectus included in the Registrant's Registration Statement on Form S-4 filed on March 1, 2002 (333-83604).

        3.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993. Certificates of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated July 3, 1995 (authorizing preference stock), and Exhibits 3(b) and 3(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (changing the Registrant's name and increasing authorized common and preferred stock, respectively).

        3.2 Certificate of Change of Location of Registered Office and Change of Registered Agent, incorporated by reference to Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

        3.3 Certificate of Designations for the Registrant's ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

        3.4 Certificate of Designations for the Registrant's 1995 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

        3.5 Certificate Eliminating the Certificate of Designations for the Registrant's Cumulative Convertible Preferred Stock, Series B, incorporated by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated November 1, 1995.

        3.6 Certificate Eliminating the Certificate of Designations for the Registrant's 10.24% Cumulative Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February 20, 1996.

        3.7 Certificate of Designations for the Registrant's 1996 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February 26, 1996.

        3.8 Certificate of Designations for the Registrant's 1997 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 14, 1997.

        3.9 Certificate of Designations for the Registrant's 1998 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 20, 1998.

      Exhibit
      Number                           Description
      ------                           -----------

        3.10 Certificate of Designations for the Registrant's Adjustable Cumulative Preferred Stock, Series B, incorporated by reference to Exhibit 3(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

        3.11 Certificate of Designations for the Registrant's Series C Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(l) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

        3.12 Certificate Eliminating the Certificate of Designations for the Registrant's Series A Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated April 21, 1999.

        3.13 Certificate of Designations for the Registrant's 1999 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated April 21, 1999.

        3.14 Certificate of Designations for the Registrant's 2000 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(o) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

        3.15 Certificate of Designations for the Registrant's 2001 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 17, 2001.

        3.16 Certificate of Designations for the Registrant's 2002 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 16, 2002.

        3.17 By-Laws, incorporated by reference to Exhibit 3(m) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

        4.1             See Exhibits 3.1 through 3.17.

        4.2 Rights Agreement, dated as of October 21, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to
                        Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A dated October 21, 1998.

        5.1 Opinion of Stanley S. Stroup as to the legality of the shares to be issued (including consent).*

        23.1            Consent of Stanley S. Stroup (included in Exhibit 5.1)

        23.2 Consent of KPMG LLP relating to the audited financial statements of Wells Fargo & Company.

        24.1            Powers of Attorney.*

-----------------------------
     *  Previously filed.